UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2004

Medical Technology Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-16594	59-2740462

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12920 Automobile Boulevard, Clearwater, Florida 33762

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (727) 576-6311

N/A

(Former name or former address, if changed since last report)

Item 5.     Other Events

      On April 13, 2004, the Company issued a press release providing revenue and earnings guidance for Fiscal 2005 and its expected move to a new location in Pinellas County, Florida. The press release is attached to this report as Exhibit 99.1.

EXHIBIT	DESCRIPTION

99.1	Press Release of Medical Technology Systems, Inc., dated November 4, 2003 (furnished pursuant to Item 12 of Form 8-K)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Medical Technology Systems, Inc.

(Registrant)

Date: April 13, 2004	By:	/s/ Michael P. Conroy
Michael P. Conroy
Vice President and Chief Financial Officer